Exhibit 99.5

GTT Communications, Inc.
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of GTT Communications, Inc. and its wholly owned subsidiaries (hereinafter referred to as "GTT", the "Company," "we," "our," "us" and similar terms unless the context indicates otherwise) and Interoute Communications Holdings S.A., a Luxembourg public limited liability company ("Interoute"), after giving effect to the acquisition of Interoute and related financing, which occurred on May 31, 2018 (the "Pro Forma Transaction"). The unaudited pro forma condensed combined financial information gives effect to the Pro Forma Transaction based on the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 combines our historical condensed consolidated balance sheet with the adjusted historical condensed balance sheet of Interoute and has been prepared as if our acquisition of Interoute had occurred on March 31, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the three months ended March 31, 2018 combines our historical consolidated statement of operations with Interoute's adjusted historical statements of operations for the year ended December 31, 2017 and for the three months ended March 31, 2018, and has been prepared as if our acquisition of Interoute had occurred on January 1, 2017. The historical Interoute financial information is adjusted to conform to accounting principles generally accepted in the United States ("US GAAP") and GTT's financial presentation as set out in Note 3 to these unaudited pro forma condensed combined financial statements. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Pro Forma Transaction, (2) factually supportable, and (3) with respect to the condensed combined pro forma statement of operations, expected to have a continuing impact on the combined results.

We have accounted for the acquisition of Interoute in this unaudited pro forma condensed combined financial information using the acquisition method of accounting. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are subject to change during the measurement period (up to one year from the date of closing) as we finalize the valuations of the net tangible and intangible assets acquired and liabilities assumed. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired. The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the Pro Forma Transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost synergies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2017, (ii) our historical unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, (iii) the historical financial statements of Interoute as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, which are included in our Form 8-K filed with the SEC on April 9, 2018, (iv) the historical unaudited condensed consolidated interim financial statements of Interoute as of March 31, 2018 and for the three months ended March 31, 2018, which are included in this Form 8-K/A.

Exhibit 99.5

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2018
(Amounts in millions, except for share and per share data)

	As reported
	Historical GTT	Adjusted Interoute (Footnote 3)	Pro Forma Adjustments (Footnote 4)	Footnote Reference	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$54.4	$57.7	$(2,239.3)	4(b)	$120.0
			(2.4)	4(c)
			2,352.2	4(d)
			(102.6)	4(q)
Accounts receivable, net of allowances	98.2	166.2	—		264.4
Deferred costs	1.7	—	—		1.7
Prepaid expenses	17.0	52.3	—		69.3
Other assets	9.1	35.1	—		44.2
Total current assets	180.4	311.3	7.9		499.6
Property and equipment, net	495.5	603.6	410.4	4(g)	1,509.5
Intangible assets, net	414.1	217.4	(217.4)	4(e)	1,038.9
			624.8	4(f)
Goodwill	675.6	605.2	(605.2)	4(e)	1,780.2
			1,104.6	4(f)
Deferred tax assets	—	48.1	—		48.1
Other long-term assets	16.5	17.2	—		33.7
Total assets	$1,782.1	$1,802.8	$1,325.1		$4,910.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24.0	$96.5	$—		$120.5
Accrued expenses and other current liabilities	90.7	115.9	(17.2)	4(q)	189.4
Acquisition earn-outs and holdbacks	11.3	—	—		11.3
Current portion of capital lease obligations	1.0	1.6	—		2.6
Current portion of long-term debt	7.0	19.1	—	4(a)	46.0
			19.9	4(d)

Exhibit 99.5

Deferred revenue	57.0	157.2	(32.6)	4(h)	181.6
Total current liabilities	191.0	390.3	(29.9)		551.4
Capital lease obligations, long-term portion	0.1	37.6	—		37.7
Long-term debt	1,235.7	917.1	(903.9)	4(a)	3,179.4
			1,930.5	4(d)
Deferred revenue, long-term portion	106.7	250.4	(37.5)	4(h)	319.6
Deferred tax liability	36.1	43.0	196.7	4(i)	275.8
Other long-term liabilities	5.2	19.6	—		24.8
Total liabilities	1,574.8	1,658.0	1,155.9		4,388.7
Commitments and contingencies
Stockholders’ equity:
Common stock	—	264.2	(264.2)	4(j)	—
Preference shares	—	0.2	(0.2)	4(j)	—
Additional paid-in capital	365.7	512.6	(512.6)	4(j)	790.7
			425.0	4(d)
Accumulated deficit	(155.6)	(631.7)	(2.4)	4(c)	(266.6)
			631.7	4(j)
			(23.2)	4(k)
			(85.4)	4(q)
Accumulated other comprehensive (loss) income	(2.8)	(0.5)	0.5	4(j)	(2.8)
Total stockholders’ equity	207.3	144.8	169.2		521.3
Total liabilities and stockholders’ equity	$1,782.1	$1,802.8	$1,325.1		$4,910.0

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

Exhibit 99.5

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(Amounts in millions, except for share and per share data)

	As reported
	Historical GTT	Adjusted Interoute (Footnote 3)	Pro Forma Adjustments (Footnote 4)	Footnote Reference	Pro Forma Combined
Revenue:
Telecommunications services	$827.9	$795.0	$(3.3)	4(l)	$1,613.5
			(6.1)	4(m)

Operating expenses:
Cost of telecommunications services	432.1	389.4	(3.3)	4(l)	818.2
Selling, general and administrative expenses	215.4	228.6	2.4	4(c)	446.4
Severance, restructuring and other exit costs	22.4	6.3	—		28.7
Depreciation and amortization	132.6	119.9	55.4	4(f)	376.8
			68.9	4(g)

Total operating expenses	802.5	744.2	123.4		1,670.1

Operating income (loss)	25.4	50.8	(132.8)		(56.6)

Other expense:
Interest expense, net	(71.2)	(49.7)	(91.4)	4(d)	(162.6)
			49.7	4(n)
Loss on debt extinguishment	(8.6)	(24.0)	24.0	4(n)	(31.8)
			(23.2)	4(k)
Other income (expense), net	0.2	7.0	(102.6)	4(q)	(95.4)

Total other expense	(79.6)	(66.7)	(143.5)		(289.8)

(Loss) income before income taxes	(54.2)	(15.9)	(276.3)		(346.4)

Provision for (benefit from) income taxes	17.3	(16.9)	(52.5)	4(o)	(52.1)

Exhibit 99.5

Net (loss) income	$(71.5)	$1.0	$(223.8)		$(294.3)

(Loss) earnings per share:
Basic	$(1.71)				$(5.71)
Diluted	$(1.71)				$(5.71)

Weighted average shares:
Basic	41,912,952		9,589,094	4(p)	51,502,046
Diluted	41,912,952		9,589,094	4(p)	51,502,046

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

Exhibit 99.5

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2018
(Amounts in millions, except for share and per share data)

	As reported
	Historical GTT	Adjusted Interoute (Footnote 3)	Pro Forma Adjustments (Footnote 4)	Footnote Reference	Pro Forma Combined
Revenue:
Telecommunications services	$260.7	$213.3	$(0.8)	4(l)	$472.2
			(1.0)	4(m)

Operating expenses:
Cost of telecommunications services	141.5	103.1	(0.8)	4(l)	243.8
Selling, general and administrative expenses	68.3	66.5	—		134.8
Severance, restructuring and other exit costs	1.9	2.0	—		3.9
Depreciation and amortization	39.8	29.0	14.8	4(f)	100.7
			17.1	4(g)

Total operating expenses	251.5	200.6	31.1		483.2

Operating income (loss)	9.2	12.7	(32.9)		(11.0)

Other expense:
Interest expense, net	(20.9)	(8.9)	(24.2)	4(d)	(45.1)
			8.9	4(n)
Loss on debt extinguishment	—	—	—		—
Other income (expense), net	(17.4)	0.9	17.2	4(q)	0.7

Total other expense	(38.3)	(8.0)	1.9		(44.4)

(Loss) income before income taxes	(29.1)	4.7	(31.0)		(55.4)

Provision for (benefit from) income taxes	1.6	(0.4)	(5.9)	4(o)	(4.7)

Net (loss) income	$(30.7)	$5.1	$(25.1)		$(50.7)

Exhibit 99.5

(Loss) earnings per share:
Basic	$(0.69)			$(0.94)
Diluted	$(0.69)			$(0.94)

Weighted average shares:
Basic	44,632,365	9,589,094	4(p)	54,221,459
Diluted	44,632,365	9,589,094	4(p)	54,221,459

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

Exhibit 99.5

GTT Communications, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1. Description of the Business Combination
On May 31, 2018, the Company acquired 100% of Interoute. The Company paid €1.9 billion ($2.2 billion using the Euro to U.S. dollar spot rate of $1.16920 on the date of acquisition) in cash consideration.

The following table summarizes the preliminary allocation of the purchase price to the assets of Interoute acquired and liabilities of Interoute assumed based on their fair values on the acquisition date and the related estimated useful lives of the amortizable intangible assets acquired (in millions, except for estimated useful lives):

Exhibit 99.5

Preliminary Purchase Price Allocation		Preliminary estimated useful life
Assets acquired:
Cash and cash equivalents	$57.7
Accounts receivable	166.2
Prepaid expenses	52.3
Other current assets	35.1
Property and equipment	1,014.0
Deferred tax assets	48.1
Other long-term assets	17.2
Intangible assets - customer lists	580.0	8 - 10 years
Intangible assets - other	44.8	3 - 5 years
Goodwill	1,104.6
Total assets acquired	3,120.0

Liabilities assumed:
Accounts payable	96.5
Accrued expenses and other current liabilities	115.9
Current portion of capital lease obligations	1.6
Current portion of long-term debt	19.1
Deferred revenue	124.6
Capital leases, long-term portion	37.6
Long-term debt	13.2
Deferred revenue, long-term portion	212.9
Deferred tax liabilities	239.7
Other long-term liabilities	19.6
Total liabilities assumed	880.7

Net assets acquired	$2,239.3

Goodwill is not expected to be deductible for tax purposes. Goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, we will record an expense for the amount impaired during the period in which the determination is made.

Exhibit 99.5

The final allocation of the purchase price will be determined within 12 months of the acquisitiion date and is dependent on a number of factors, including the final evaluation of the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. The final purchase price allocation may result in a material change in the fair value of the net assets acquired and consequently in the value of residual goodwill.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions, or restructuring activities that could result from the acquisition of Interoute. In addition, the unaudited pro forma combined financial information does not reflect non-recurring exit costs, transaction and integration expenses, which we expect to be approximately $70.0 to $80.0 million in the aggregate, primarily recognized through mid 2019.

Note 2. Accounting Policies
Except for the IFRS to US GAAP adjustments and reclassifications as described in Note 3 to the accompanying unaudited condensed combined financial information, GTT is not currently aware of any material differences between the accounting policies of Interoute and those of GTT. Although GTT does not anticipate any material adjustments other than those described in Note 3 below, GTT may identify differences between the accounting policies of the two companies which will be aligned during the second quarter 2018 following the closing of the Interoute acquisition.

Note 3. Interoute IFRS to US GAAP Adjustments and Reclassifications
The historical financial information of Interoute was prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") with all amounts presented in Euro. Financial information presented in the “Adjusted Interoute” column in the unaudited pro forma condensed combined financial information have been adjusted for the identified differences between IFRS and US GAAP and translated from the Euro amounts into U.S. dollars. In addition, certain balances were reclassified to conform to the presentation in GTT's historical consolidated financial statements.

Unaudited Interoute Balance Sheet Presented in US GAAP as of March 31, 2018

The following table reflects the adjustments made to the Interoute consolidated balance sheet as of March 31, 2018 to convert from IFRS to US GAAP, align the classification of certain items presented by Interoute to financial statement presentation used by GTT, and to convert from Euro to U.S. dollars using the spot rate of $1.2329 to €1.00 as of March 31, 2018.

Exhibit 99.5

	Historical	IFRS to US GAAP Adjustments and Reclassifications	Footnote Reference
	Interoute			Interoute	Interoute
	IFRS			US GAAP	US GAAP
(in millions)	(Euro)	(Euro)		(Euro)	(USD)
ASSETS
Current assets:
Cash and cash equivalents	€46.8	€—		€46.8	$57.7
Accounts receivable, net of allowances	—	134.8	3(a)	134.8	166.2
Prepaid expenses	—	42.4	3(b)	42.4	52.3
Other assets	—	29.5	3(c)	28.5	35.1
		0.3	3(e)
		(1.3)	3(bb)
Inventories	1.3	(1.3)	3(d)	—	—
Trade and other receivables	206.7	(134.8)	3(a)	—	—
		(42.4)	3(b)
		(29.5)	3(c)
Current income tax recoverable	0.3	(0.3)	3(e)	—	—
Total current assets	255.1	(2.6)		252.5	311.3
Property and equipment, net	446.2	43.4	3(aa)	489.6	603.6
Intangible assets, net	176.3	—		176.3	217.4
Goodwill	490.9	—		490.9	605.2
Other long-term assets	—	1.3	3(d)	14.0	17.2
		12.7	3(f)
Deferred tax assets	39.0	—		39.0	48.1
Trade and other receivables	12.7	(12.7)	3(f)	—	—
Total assets	€1,420.2	€42.1		€1,462.3	$1,802.8

Exhibit 99.5

	Historical	IFRS to US GAAP Adjustments and Reclassifications	Footnote Reference
	Interoute			Interoute	Interoute
	IFRS			US GAAP	US GAAP
(in millions)	(Euro)	(Euro)		(Euro)	(USD)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	€—	€78.3	3(a)	€78.3	$96.5
Accrued expenses and other current liabilities	—	71.3	3(g)	94.0	115.9
		6.0	3(h)
		1.0	3(i)
		0.2	3(j)
		0.5	3(k)
		(2.6)	3(cc)
		17.6	3(p)
Current portion of capital lease obligations	—	1.3	3(l)	1.3	1.6
Current portion of long-term debt	—	15.5	3(l)	15.5	19.1
Deferred revenue	—	112.6	3(g)	127.5	157.2
		14.9	3(aa)
Trade and other payables	262.2	(112.6)	3(g)	—	—
		(78.3)	3(a)
		(71.3)	3(g)
Borrowings	17.8	(15.5)	3(l)	—	—
		(1.0)	3(i)
		(1.3)	3(l)
Financial liabilities at fair value through profit or loss	0.5	(0.5)	3(k)	—	—
Current income tax liabilities	0.2	(0.2)	3(j)	—	—
Employee benefit obligations	17.6	(17.6)	3(p)	—	—
Provisions	6.0	(6.0)	3(h)	—	—
Total current liabilities	304.3	12.3		316.6	390.3
Capital lease obligations, long-term portion		30.5	3(m)	30.5	37.6
Long-term debt		735.7	3(m)	743.8	917.1
		8.1	3(ee)
Deferred revenue, long-term portion		65.9	3(n)	203.1	250.4
		137.2	3(aa)
Deferred tax liability	34.9	—		34.9	43.0

Exhibit 99.5

Other long-term liabilities		14.1	3(o)	15.9	19.6
		6.2	3(p)
		(4.4)	3(cc)
Trade and other payables	65.9	(65.9)	3(n)	—	—
Borrowings	766.2	(735.7)	3(m)	—	—
		(30.5)	3(m)
Employee benefit obligations	6.2	(6.2)	3(p)	—	—
Provisions	14.1	(14.1)	3(o)	—	—
Total liabilities	1,191.6	153.2		1,344.8	1,658.0
Stockholders’ equity:
Common stock	—	214.3	3(q)	214.3	264.2
Additional paid-in capital	—	408.4	3(r)	415.8	512.6
		7.4	3(s)
Accumulated deficit	(420.4)	(108.7)	3(aa)	(512.4)	(631.7)
		(1.3)	3(bb)
		7.0	3(cc)
		19.1	3(dd)
		(8.1)	3(ee)
Accumulated other comprehensive (loss) income	—	(0.4)	3(s)	(0.4)	(0.5)
Ordinary shares	214.3	(214.3)	3(q)	—	—
Preference shares	0.2	—		0.2	0.2
Share premium	408.4	(408.4)	3(r)	—	—
Other reserves	26.1	(7.0)	3(s)	—	—
		(19.1)	3(dd)
Total stockholders’ equity	228.6	(111.1)		117.5	144.8
Total liabilities and stockholders’ equity	€1,420.2	€42.1		€1,462.3	$1,802.8

Exhibit 99.5

3(a)	To reclassify trade receivables and trade payables to accounts receivable, net of allowances, and accounts payable, respectively.
3(b)	To reclassify prepayments to prepaid expenses.
3(c)	To reclassify accrued income and other receivables to other assets.
3(d)	To reclassify inventories to other long-term assets.
3(e)	To reclassify current income tax recoverable to other assets.
3(f)	To reclassify non-current net investment in finance leases and non-current prepayments to other long-term assets.
3(g)
To reclassify current trade and other payables to various accounts. Deferred income of €112.6 million was reclassified to deferred revenue and the remaining balance of €71.3 million was reclassified to accrued expenses and other current liabilities.

3(h)	To reclassify current provisions to accrued expenses and other current liabilities.
3(i)	To reclassify accrued interest on the term loan to accrued expenses and other current liabilities.
3(j)	To reclassify current income tax liabilities to accrued expenses and other current liabilities.
3(k)	To reclassify financial liabilities at fair value through profit or loss to accrued expenses and other current liabilities.
3(l)
To reclassify current borrowings to various accounts. Other secured loans of €15.5 million was reclassified to current portion of long-term debt and €1.3 million of finance lease liabilities was reclassified to current portion of capital lease obligations.

3(m)
To reclassify non-current borrowings to various accounts. Term Loan B, other secured loans, and shareholder loans of €735.7 million were reclassified to long-term debt and the remainder of €30.5 of finance leases was reclassified to capital lease obligations, long-term portion.

3(n)	To reclassify non-current trade and other payables to deferred revenue, long-term portion.
3(o)	To reclassify non-current provisions to other long-term liabilities.
3(p)	To reclassify current employee benefit obligations to accrued expenses and other current liabilities and non-current employee benefit obligations to other long-term liabilities.
3(q)	To reclassify ordinary shares to common stock.
3(r)	To reclassify share premium to additional paid-in capital.
3(s)	To reclassify other reserves to accumulated other comprehensive (loss) income and additional paid in capital.
3(aa)
Represents adjustments to align the accounting for Indefeasible Rights of Use (IRU) contracts under IFRS to US GAAP. Under IFRS, contracts with a term of 15 years or more are considered an outright asset sale. Under US GAAP, the revenue for these IRU contracts has been recorded as deferred revenue while the cost of such IRU contracts has been determined to be a component of property and equipment. This adjustment reflects the cumulative effect of all IRU contracts entered into in the past.

3(bb)
Represents an adjustment to inventory and write-offs of inventory to align IFRS to US GAAP. Under IFRS, the amount of any reversal of an inventory write-down due to an increase in net realizable value is recognized as a reduction to inventories and recognized as an expense in the period in which the reversal occurs. Under US GAAP, a reversal of a write-down due to an increase in market value is not permitted.

3(cc)
To eliminate the provision for onerous contracts. Under IFRS, a provision can be recorded when the unavoidable costs of meeting the obligations under the contract exceed the expected economic benefits, however, under US GAAP obligations for onerous contracts are recognized as incurred and cannot be accrued for.

3(dd)	To eliminate certain legal reserve and reverse acquisition reserve recognized under IFRS but not recognized under US GAAP.
3(ee)
Represents an adjustment to long-term debt and interest expense to align IFRS to US GAAP. Under IFRS, the net present value of a financial liability arising from a debt modification is recognized immediately in earnings as a gain or loss. Under US GAAP, this gain or loss is not recognized.

Exhibit 99.5

Unaudited Interoute Statement of Operations Presented in US GAAP for the Year Ended December 31, 2017 and the Three Months ended March 31, 2018

The following table reflects the adjustments made to the Interoute consolidated income statement for the year ended December 31, 2017 to convert from IFRS to US GAAP, align the classification of certain items presented by Interoute to financial statement presentation used by GTT, and to convert from Euro to U.S. dollars using the average exchange rate of $1.1289 to €1.00 from January 1, 2017 to December 31, 2017.

	Historical	IFRS to US GAAP Adjustments and Reclassifications	Footnote Reference
	Interoute			Interoute	Interoute
	IFRS			US GAAP	US GAAP
(in millions)	(Euro)	(Euro)		(Euro)	(USD)
Sales	€709.9	€(5.7)	3(aa)	€704.2	$795.0
Marginal selling costs	256.7	(248.3)	3(t)	—	—
		(7.7)	3(u)
		(0.7)	3(v)
Changes in inventories	0.7	(0.7)	3(t)	—	—
Employee costs	148.2	(147.1)	3(u)	—	—
		(1.1)	3(v)
Network costs	106.5	(105.6)	3(t)	—	—
		(0.8)	3(v)
		(0.1)	3(u)
Other costs	47.4	(47.6)	3(u)	—	—
		(3.0)	3(v)
		3.2	3(w)
Depreciation	83.7	(83.7)	3(x)	—	—
Amortisation	17.9	(17.9)	3(x)	—	—
Finance income	(0.3)	0.3	3(y)	—	—
Finance costs	62.6	(44.3)	3(y)	—	—
		(21.3)	3(z)
		3.0	3(w)
Income tax credit	(15.0)	15.0	3(ff)	—	—
Cost of telecommunications services	—	248.3	3(t)	344.9	389.4
		105.6	3(t)
		0.7	3(t)
		(9.0)	3(aa)
		(0.7)	3(bb)
Selling, general and administrative expenses	—	147.1	3(u)	202.5	228.6

Exhibit 99.5

		47.6	3(u)
		7.7	3(u)
		0.1	3(u)
Severance, restructuring and other exit costs	—	3.0	3(v)	5.6	6.3
		1.1	3(v)
		0.8	3(v)
		0.7	3(v)
Depreciation and amortization	—	83.7	3(x)	106.2	119.9
		17.9	3(x)
		4.6	3(aa)
Interest expense, net	—	(0.3)	3(y)	44.0	49.7
		44.3	3(y)
Loss on debt extinguishment	—	21.3	3(z)	21.3	24.0
Other (income) expense, net	—	(3.2)	3(w)	(6.2)	(7.0)
	—	(3.0)	3(w)
Provision for (benefit from) income taxes	—	(15.0)	3(ff)	(15.0)	(16.9)
Net income (loss)	€1.5	€(0.6)		€0.9	$1.0

Exhibit 99.5

The following table reflects the adjustments made to the Interoute unaudited consolidated income statement for the three months ended March 31, 2018 to convert from IFRS to US GAAP, align the classification of certain items presented by Interoute to financial statement presentation used by GTT, and to convert from Euro to U.S. dollars using the average exchange rate of 1.23347 to €1.00 from January 1, 2018 to March 31, 2018.

	Historical	IFRS to US GAAP Adjustments and Reclassifications	Footnote Reference
	Interoute			Interoute	Interoute
	IFRS			US GAAP	US GAAP
(in millions)	(Euro)	(Euro)		(Euro)	(USD)
Sales	€172.9	€—	3(aa)	€172.9	$213.3
Marginal selling costs	59.2	(56.9)	3(t)	—	—
		(2.2)	3(u)
		(0.1)	3(v)
Changes in inventories	0.1	(0.1)	3(t)	—	—
Employee costs	39.1	(38.8)	3(u)	—	—
		(0.3)	3(v)
Network costs	27.7	(27.7)	3(t)	—	—
		0.1	3(v)
		(0.1)	3(u)
Other costs	15.2	(12.8)	3(u)	—	—
		(1.3)	3(v)
		(1.2)	3(w)
		0.1	3(y)
Depreciation	19.0	(19.0)	3(x)	—	—
Amortisation	3.3	(3.3)	3(x)	—	—
Finance income	—	—		—	—
Finance costs	5.2	(7.1)	3(y)	—	—
		1.9	3(w)
Income tax credit	(0.3)	0.3	3(ff)	—	—
Cost of telecommunications services	—	56.9	3(t)	83.6	103.1
		27.7	3(t)
		0.1	3(t)
		(1.0)	3(aa)
		(0.1)	3(bb)
Selling, general and administrative expenses	—	38.8	3(u)	53.9	66.5
		12.8	3(u)
		2.2	3(u)

Exhibit 99.5

		0.1	3(u)
Severance, restructuring and other exit costs	—	1.3	3(v)	1.6	2.0
		0.3	3(v)
		(0.1)	3(v)
		0.1	3(v)
Depreciation and amortization	—	19.0	3(x)	23.5	29.0
		3.3	3(x)
		1.2	3(aa)
Interest expense, net	—	7.1	3(y)	7.2	8.9
		(0.1)	3(y)
		0.2	3(ee)
Loss on debt extinguishment	—	—		—	—
Other (income) expense, net	—	1.2	3(w)	(0.7)	(0.9)
	—	(1.9)	3(w)
Provision for (benefit from) income taxes	—	(0.3)	3(ff)	(0.3)	(0.4)
Net income (loss)	€4.4	€(0.3)		€4.1	$5.1

3(t)	To reclassify a portion of marginal selling costs and network costs as well as changes in inventories to cost of telecommunications services.
3(u)	To reclassify a portion of marginal selling costs, employee costs, network costs and other costs to selling general and administrative expenses.
3(v)	To reclassify a portion of marginal selling costs, employee costs, network costs, and other costs to severance, restructuring and other costs.
3(w)	To reclassify a portion of other costs and finance costs to other (income) expense, net.
3(x)	To reclassify depreciation and amortisation to depreciation and amortization.
3(y)	To reclassify finance income and a portion of other costs and finance costs to interest expense, net.
3(z)	To reclassify a portion of finance costs to loss on debt extinguishment.
3(ff)	To reclassify income tax credit to provision for (benefit from) income taxes.

Note 4. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a.
This adjustment represents the elimination of Interoute indebtedness not acquired at closing. Outstanding indebtedness included term loan debt of $789.1 million offset by associated deferred financing costs of $7.8 million and shareholder loans of $122.6 million.

b.	To record the cash consideration paid to the seller in the transaction (See Note 1).

Exhibit 99.5

c.
To record transaction costs paid at closing. This has been reflected as an adjustment to cash and accumulated deficit as of March 31, 2018 and as an adjustment to selling, general and administrative expenses on the pro forma condensed combined statement of operations for the year ended December 31, 2017.

d.
In conjunction with the acquisition of Interoute, GTT refinanced its existing debt with new debt. Additionally, GTT raised equity to fund a portion of the purchase price. The new debt includes a US Dollar denominated term loan of $1,770.0 million, a Euro denominated term loan of €750.0 million, and a revolving credit facility of $200 million (undrawn at close). Certain GTT investors also purchased $425.0 million of GTT common stock.  Refer to note (p) below for the impact to shares outstanding as of December 31, 2017 and March 31, 2018 as a result of the $425.0 million common stock issuance.

The following table summarizes the movement of cash related to the new debt and equity (in millions):

Cash In
New US Dollar denominated term loan - current	$17.7
New US Dollar denominated term loan - non-current	1,752.3
New Euro denominated term loan - current	9.2
New Euro denominated term loan - non-current	915.4
Less: estimated original issuance discount and new deferred financing costs	(76.2)
Committed equity	425.0
3,043.4
Cash Out
Existing term loan - current	7.0
Existing term loan - non-current	684.2
691.2

Net increase in cash from new debt and equity	$2,352.2
GTT presents long-term debt on its balance sheet net of unamortized original issuance discount ("OID") and unamortized deferred financing costs, therefore the net change in long-term debt is equal to the net increase in cash above plus the effect of writing off the unamortized OID and deferred financing costs of $23.2 million referred to in note (j) below.
The table below reflects the additional net interest expense as if the new debt was outstanding as of January 1, 2017 (amounts in millions):

	Year Ended December 31, 2017	Three Months Ended March 31, 2018
Pro forma interest expense on new debt plus amortization of OID and deferred financing costs	$128.2	$33.9
Less: Historical interest expense on existing debt	(36.8)	(9.7)
Net increase	$91.4	$24.2

Exhibit 99.5

Based on the assumed debt structure, a 12.5 basis point change in the associated interest rate on the new debt would change the annual interest expense by approximately $4.2 million.

e.	To eliminate the historical Interoute unamortized definite-lived intangibles and goodwill.

f.	To record preliminary fair values of the intangible assets acquired in connection with the Interoute acquisition and incremental amortization expenses (in millions, except for estimated useful lives).

	Preliminary Acquisition Date Fair Value	Preliminary Estimated Useful Lives	Amortization expense for the year ended December 31, 2017	Amortization expense for the three months ended March 31, 2018
Definite-lived intangibles
Customer lists	$580.0	8 - 10 years	$64.4	$16.1
Other	44.8	3 - 5 years	11.2	2.8
Total definite-lived intangibles	$624.8		$75.6	$18.9

Less: Interoute historical amortization expense			(20.2)	(4.1)

Net increase in amortization expense			$55.4	$14.8

Goodwill	$1,104.6

g.	To record a preliminary fair value adjustment for the property and equipment acquired in connection with the Interoute acquisition and incremental depreciation expense.

h.
Represents an adjustment to record Interoute's deferred revenue at fair value. The fair value estimate for deferred revenue is preliminary, and the final fair value determination for deferred revenue may differ from this preliminary determination. The fair value of deferred revenue was estimated as the net present value of direct and indirect costs of fulfilling the legal performance obligations for the remaining contractual term, plus a reasonable profit margin for the level of effort required by GTT after the acquisition date.

i.
The Interoute acquisition is expected to result in carryover basis for tax attributes. Based on the preliminary purchase accounting for the Interoute acquisition, including the preliminary fair value adjustments for identifiable intangible assets acquired, GTT would record a net increase to deferred tax liabilities of $199.9 million, estimated using a combined federal and state statutory rate of 19%.

j.	To eliminate the historical Interoute common stock, preference stock, additional paid-in capital, accumulated deficit, and accumulated other comprehensive (loss) income.

k.
Represents an adjustment to eliminate GTT's unamortized deferred financing costs and unamortized original issuance discount for the existing debt, referenced in note (c) above. This has been reflected as an adjustment to accumulated deficit as of March 31, 2018 and an adjustment to the loss on debt extinguishment on the pro forma income statement for the year ended December 31, 2017. The actual loss on extinguishment is contingent on the final debt modification accounting analysis.

Exhibit 99.5

l.	To eliminate intercompany revenue and cost of revenue historically recognized between GTT and Interoute.

m.	Represents the adjustment to the amortization of deferred revenue assuming that the adjustments to deferred revenue referred to in note (h) above occurred on January 1, 2017.

n.	To eliminate the interest expense and any loss on extinguishment of debt recorded by Interoute.

o.	To record pro forma adjustments to reflect benefits from income tax at the statutory rate of 19% (amounts in millions, other than percentages):

	Year Ended December 31, 2017	Three Months Ended March 31, 2018
Total pro forma adjustments	$(276.3)	$(31.0)
Statutory tax rate applicable to pro forma adjustments	19%	19%
Pro forma adjustments to reflect benefits from income taxes	$(52.5)	$(5.9)

p.
To reflect on a pro forma basis the effect of issuing $425.0 million in common stock. Refer to the Company's Form 8-K filed on June 6, 2018 for further discussion of the terms of the common stock issued in connection with the transaction.

q.
To reflect the impact of settling the deal-contingent foreign currency hedge entered into related to the Interoute acquisition. In February 2018, the Company entered into a deal-contingent foreign currency hedge arrangement with a total notional amount of €1.260 billion at a spot rate of $1.23459 to €1.00. The pro forma condensed combined statement of operations for the year ended December 31, 2017 reflects the full loss on the settlement of the deal-contingent foreign currency hedge while the pro forma condensed combined statement of operations for the three months ended March 31, 2018 reflects the reversal of the loss recognized by the Company during the three-months ended March 31, 2018.

Note 5. Supplemental Non-GAAP Measures

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain "non-GAAP financial measures" in the course of our financial presentations, earnings releases, earnings conference calls, and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a "non-GAAP financial measure" as a numerical measure of historical or future financial performance, financial positions, or cash flows that (i) exclude amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) include amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure we will also present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference with such comparable GAAP financial measure.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is defined as net income/(loss) before interest expense, net, (benefit from) provision for income taxes, and depreciation and amortization ("EBITDA") adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, loss on extinguishment of debt, share-based compensation, and from time to time, other non-cash or non-recurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our credit agreement. The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

Adjusted EBITDA less capital expenditures

Adjusted EBITDA less purchases of property and equipment, which we also refer to as capital expenditures, is a performance measure that is used to evaluate the appropriate level of capital expenditures needed to support our expected revenue, and to provide a comparable view of our performance relative to other telecommunications companies who may utilize different strategies for providing access to fiber-based services and related infrastructure. We use a “capex light” strategy, which means we purchase last-mile services and core IP network services from other providers on an as-needed basis, pursuant to our customers’ requirements. Many other telecommunications companies spend significant amounts of capital expenditures to construct their own fiber networks and data centers, and attempt to purchase as little as possible from other providers. As a result of our strategy, we typically have lower Adjusted EBITDA margins compared to other providers, but also spend much less on capital expenditures relative to our revenue. We believe it is important to take both of these factors into account when evaluating our performance.

The historical Interoute income statement information is adjusted to give effect to reclassification adjustments to conform to GTT's financial presentation as set out in Note 3 to these unaudited pro forma condensed combined financial statements.

Exhibit 99.5

The following unaudited tables reconcile the pro forma combined Adjusted EBITDA from net income (loss) for the periods below (amounts in millions):

Year Ended December 31, 2017

(in millions)	Historical GTT	Adjusted Interoute (Footnote 3)	Proforma Adjustments (Footnote 4)	Pro Forma Combined
Adjusted EBITDA
Net (loss) income	$(71.5)	$1.0	$(223.8)	$(294.3)
(Benefit from) provision for income taxes	17.3	(16.9)	(52.5)	(52.1)
Interest expense, net	71.2	49.7	41.7	162.6
Loss on debt extinguishment	8.6	24.0	(0.8)	31.8
Depreciation and amortization	132.6	119.9	124.3	376.8
Severance, restructuring and other exit costs	22.4	6.3	—	28.7
Transaction and integration costs	19.1	8.9	2.4	30.4
Share-based compensation	22.2	9.3	—	31.5
Other non-recurring expense	(0.2)	(4.7)	102.6	97.7
Adjusted EBITDA	221.7	197.5	(6.1)	413.1
Purchases of property and equipment	(42.0)	(88.8)	—	(130.8)
Adjusted EBITDA less capital expenditures	$179.7	$108.7	$(6.1)	$282.3

Exhibit 99.5

Three Months Ended March 31, 2018

(in millions)	Historical GTT	Adjusted Interoute (Footnote 3)	Proforma Adjustments (Footnote 4)	Pro Forma Combined

Net (loss) income	$(30.7)	$5.1	$(25.1)	$(50.7)
(Benefit from) provision for income taxes	1.6	(0.4)	(5.9)	(4.7)
Interest expense, net	20.9	8.9	15.3	45.1
Loss on debt extinguishment	—	—	—	—
Depreciation and amortization	39.8	29.0	31.9	100.7
Severance, restructuring and other exit costs	1.9	2.0	—	3.9
Transaction and integration costs	5.9	1.5	—	7.4
Share-based compensation	5.9	7.5	—	13.4
Other non-recurring expense	17.4	(0.9)	(17.2)	(0.7)
Adjusted EBITDA	62.7	52.7	(1.0)	114.4
Purchases of property and equipment	(13.2)	(17.5)	—	(30.7)
Adjusted EBITDA less capital expenditures	$49.5	$35.2	$(1.0)	$83.7